Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Larry Feldman, Chief Executive Officer of Feldman Mall Properties, Inc. (the “Company”), hereby certify as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the nine months ended September 30, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Larry Feldman

	Name:	Larry Feldman
Dated: November 14, 2006	Title:	Chairman and Chief Executive Officer

I, Thomas Wirth, the Chief Financial Officer of the Company, hereby certify as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the nine months ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Thomas Wirth

	Name:	Thomas Wirth
Dated: November 14, 2006	Title:	Executive Vice President and Chief Financial Officer